Exhibit 99.1

TIAA Retirement Annuity Accounts

TIAA Real Estate Account

Real Estate				As of 12/31/2015

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses1 2
$22.4 Billion	10/02/1995	QREARX	0.87%

Portfolio Strategies

This variable annuity account seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments owned by the Account. The Account will also invest in non-real estate-related publicly traded securities and short-term higher quality liquid investments that are easily converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties or cover other expense needs. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related assets with the goal of producing favorable long-term returns. The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family residential properties. The Account may also make foreign real estate investments. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments may not comprise more than 25% of the Account’s net assets. The Account will invest the remaining portion of its assets (targeted between 15% and 25% of net assets) in publicly traded, liquid investments.

Learn More

For more information please contact:

800 842-2252

Weekdays 8 a.m. to 10 p.m. ET,

Saturdays 9 a.m. to 6 p.m. ET,

or visit tiaa-cref.org

Performance

	Total Return			Average Annual Total Return
	3 Months	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	1.63%	8.16%	8.16%	10.00%	10.60%	4.22%	6.51%

The returns quoted represent past performance, which is no guarantee of future results. Returns and the principal value of your investment will fluctuate. Current performance may be higher or lower than that shown, and you may have a gain or a loss when you redeem your accumulation units. For current performance information, including performance to the most recent month-end, please visit tiaa-cref.org, or call 800 842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1]	The total annual expense deduction, which includes investment management, administration, and distribution expenses, mortality and expense risk charges, and the liquidity guarantee, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.
[2]	The Account’s total annual expense deduction appears in the Account’s prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on December 31, 2005 and redeemed on December 31, 2015.

— TIAA Real Estate Account	$15,118

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type	(As of 12/31/2015)	Properties by Region	(As of 12/31/2015)
% of Real Estate Investments3 4		% of Real Estate Investments[4]
Office	44.5	East	38.7
Apartment	23.0	West	37.6
Retail	15.1	South	22.2
Industrial	14.3	Midwest	1.5
Other	3.1

[3]	Other properties represents interest in Storage Portfolio investment and a fee interest encumbered by a ground lease real estate investment.
[4]	Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate	As of 12/31/2015

Portfolio Composition	(As of 12/31/15)
Investments by Type	% of Net Assets
Real Estate Properties (Net Of Debt)	57.3%
Real Estate Joint Venture And Limited Partnerships	18.8%
Short Term Investments	18.8%
Marketable Securities Real Estate Related	4.6%
Loan Receivable	0.5%
Other (Net Receivable/Liability)	0.0%

Top 10 Holdings[5]	(As of 12/31/15)
% of Total Investments[6]
1001 Pennsylvania Avenue	3.3%
The Florida Mall	2.7%
Colorado Center	2.3%
99 High Street	2.1%
Fourth and Madison	2.0%
DDR Joint Venture	2.0%
425 Park Avenue	1.8%
501 Boylston Street	1.8%
Ontario Industrial Portfolio	1.7%
780 Third Avenue	1.7%

Market Recap

Solid job growth bolsters real estate market conditions

Employment growth solidified during the fourth quarter of 2015 when the Bureau of Labor Statistics reported that 851,000 jobs were added as compared to 521,000 jobs during the third quarter. Growth during the quarter was broad-based; only the mining sector contracted in response to ongoing weakness in oil prices. Job growth accelerated during the fourth quarter to average 280,000 per month, more than enough to absorb new entrants into the labor force. For 2015 as a whole, the U.S. labor market added nearly 2.7 million jobs compared to 3.1 million in 2014. The unemployment rate ended the year at 5.0%, down from 5.6% at year-end 2014.

Employment in both major office-using sectors expanded again in the fourth quarter. The financial services sector added 37,000 jobs as compared to 32,000 during third quarter while the professional and business services sector added 188,000 as compared to 107,000 previously. Finance and professional and business services have been the traditional drivers of office space demand; more recently, robust demand from technology and media firms has supplemented growth in major markets. Accelerating job growth contributed to the 23rd consecutive quarterly improvement in office market conditions. According to CB Richard Ellis Econometric Advisors (“CBRE-EA”), the national vacancy rate ended 2015 at 13.2% as compared to 13.4% during third quarter. Vacancy rates declined in 42 of the 62 markets tracked by CBRE-EA.

Industrial market fundamentals are driven by consumer spending, industrial production, and international trade. While manufacturing and exports slowed due to the stronger dollar, industrial markets benefited from healthy consumer spending and growth in imports. As a result, industrial market conditions improved further with CBRE-EA reporting that the national availability rate declined to 9.4% during fourth quarter as compared to 9.6% previously. Tight market conditions have led to an increase in construction, but CBRE-EA notes that new space is needed to satisfy growing demand in many markets.

The national apartment market tightened further during the fourth quarter as the national vacancy rate ticked down to 4.6% from 4.7% during fourth quarter 2014. (Seasonal leasing patterns necessitate year-over-year comparisons in vacancy rates.) Vacancy rate declines have continued despite increasing construction in many markets. While demand remains strong, vacancy rates are likely to be approaching cyclical lows with construction peaking in the second half of 2016.

Retail sales were lackluster during the important holiday season. Preliminary data from the U.S. Census Bureau indicate that retail sales excluding autos and auto parts were essentially flat compared to third quarter 2015 and up only 0.7% compared to fourth quarter 2014. Similarly, retail market conditions improved modestly in the fourth quarter when the national availability rate ticked down to 11.2% as compared to 11.3% previously. CBRE-EA notes that lower gas prices, a strong job market, and improved credit availability should support stronger retail sales growth and more meaningful improvements in availability rates in the future.

Important Information

[5]	The top 10 holdings are subject to change and may not be representative of the Account’s current or future investments. The holdings listed only include the Account’s long-term investments. Money market instruments and/or futures contracts, if applicable, are excluded. The holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy or sell a particular security.
[6]	Fair Value as reported in the December 31, 2015 Consolidated Schedule of Investments. Investments owned 100% by the Account are reported based on fair value. Investments in joint ventures are reported at the net equity value on a fair value basis, and are presented at the Account’s ownership interest.

1001 Pennsylvania Avenue is presented gross of debt. The value of the property less the fair value of leverage is $473.0 million.
The Florida Mall is held in a joint venture with Simon Property Group, L.P., in which the Account holds a 50% interest, and is presented net of debt. As of December 31, 2015, this debt had a fair value of $186.0 million.
Colorado Center is held in a joint venture with EOP Operating LP, in which the Account holds a 50% interest.
Fourth and Madison is presented gross of debt. The value of the property less the fair value of leverage is $289.4 million.
DDR Joint Venture, in which the Account holds an 85% interest, and consists of 25 retail properties located in 11 states and is presented net of debt. As of December 31, 2015, this debt had a fair value of $678.1 million.
780 Third Avenue is presented gross of debt. The value of the property less the fair value of leverage is $252.4 million.

Real estate investment portfolio turnover rate was 5.7% for the year ended 12/31/2015. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate was 10.0% for the year ended 12/31/2015. Marketable securities portfolio turnover rate is calculated by

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TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate	As of 12/31/2015

dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.

Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.

TIAA-CREF Individual & Institutional Services, LLC, Teachers Personal Investors Services, Inc., and Nuveen Securities, LLC, Members FINRA and SIPC, distribute securities products.

Investment, insurance and annuity products: are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value.

THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161.

A Note About Risks

In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.

The risks associated with investing in the Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.

©2016 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund (TIAA-CREF), 730 Third Avenue, New York, NY 10017

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